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                                                                       EX-99.B11

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus and the Statement of Additional Information, constituting parts of this amended Registration Statement on Form N-1A, of our report dated November 30, 1995 relating to the financial statements, and the financial highlights appearing in the 1995 Annual Report to Shareholders of Vanguard Horizon Fund, Inc. We also consent to the references to us under the headings "Financial Highlights" and "General Information" in the Prospectus and "Financial Statements" in the Statement of Additional Information.

PRICE WATERHOUSE LLP

Thirty South Seventeenth Street
Philadelphia, Pennsylvania 19103

February 2, 1996